Equity Transfer Agreement on
30% Equity of Beijing Century Dadi Gas
Engineering Co., Ltd.

This Agreement is entered by and between the Transferor, the Transferee and the Related Party of Transferor in  Beijing  on the day of ____, 2010.

Transferor:
Beijing Fengyin Xianghe Scientific Technology Co., Ltd.

Transferee:
China New Energy Investment Co.,Ltd
Authorized Representative:
ID No.:

Related Party of Transferor:
   Tang Zhixiang (ID No. 110227195610211817)

 (The Transferor, the Transferee and the Related Party of Transferor shall hereinafter be referred to individually as the "Party" and collectively as the "Parties".)

Target Company：

Beijing Century Dadi Gas Engineering Co., Ltd., (hereinafter referred to as “Century Dadi” or the “Target Company”), a limited company established and existing under the laws of China, with its registered address at No.51 Qingchun Road, Huairou District, Beijing, with its legal representative of Tang Zhixiang.

Whereas:
1)	The shareholding structure of the Target Company is as follows:
Name	Percentage of Equity Holding
Transferee	70%
30%
Total	100%

2)	The Related Party of Transferor is the actual controller of the Transferor;
3)	The Transferee may purchase 30% equity of the Target Company from the Transferor upon its option granted by the Transferor of acquiring such equity; and
4)	The Transferor agrees to transfer 30% equity of the Target Company held by it to the Transferee upon the exercise the Transferee’s option of acquiring such equity.

Pursuant to the Company Law of the People's Republic of China and Contract Law of the People's Republic of China and other applicable laws and regulations the Transferor, the Transferee and the Related Party of Transferor, after friendly consultations, conclude this Agreement regarding the equity transfer as follows:

1. Transferred Equity
1.1	The Transferee agrees to purchase the 30% equity interest of the Target Company from the Transferor.
1.2	The Transferor agrees to sell 30% equity interest of the Target Company held by it to the Transferee after the execution of this Agreement.

1.3
After the completion of registration in AIC for this equity transfer of equity the Transferee will enjoy the shareholder's rights, and undertake obligations and responsibilities of shareholder in accordance with applicable China laws and the provisions of the Articles of Association of the Target Company.

2.	Preconditions of Transfer of Equity
2.1
The Parties agree that the following conditions shall be satisfied prior to the performance of respective obligations of the Transferor and the Transferee to effect the sale and purchase of the Transferred Equity and the Completion:

(1)
that all necessary permissions, instructions, consents, licenses, approval or authorization of any governmental authority, bureau, agency or other body required in connection with the legality, validity or enforceability of the sale and purchase of the Transferred Equity have been obtained or made;

(2)
that all necessary procedures, formalities and steps and regulatory requirements relating to the sale and purchase of the Transferred Equity have been completed or complied with (including but not limited to, approval for the transfer of equity of MOC have been obtained and the corresponding alteration of AIC have been completed);

3.	Consideration and Payment Schedule
3.1
Both the Transferor and the Transferee agree that the consideration of 30% equity of the Target Company (hereinafter referred to as the "Consideration") shall be RMB 65,000,000.00 (including tax). In any cases, the amount of the Consideration will not be adjusted. But if any party breaches this Agreement, the breaching party shall take the corresponding liabilities of breach.

3.1.1	The Consideration shall be paid in Renminbi or equivalent US Dollars (the exchange rate between RMB and USD shall be the rate upon the payment) in one installment.
3.2	Payment
The Parties agree that the Consideration shall be paid according to the following Payment Schedule:
3.2.1	The precondition of payment is that all conditions set forth in Section 2.1 are satisfied.
3.2.2
The Transferor shall submit original certificates or documents on satisfaction of above conditions after obtained. After the Transferee has received all the certificates and documents, the Transferee shall issue a written confirmation immediately. The day on which such written confirmation is issued is the satisfaction day of such payment precondition. Notwithstanding aforesaid, the Transferee shall not refuse to issue the written confirmation unreasonably when such certificates and documents submitted by the Transferor are true, necessary and sufficient.  Above-mentioned payment precondition shall be satisfied or fulfilled within 30 days after the day the Transferee sending a writing notice of exercise option to the Transferor.

3.3
The Transferee agrees that, except as otherwise provided in this Agreement, when making the payment of the consideration to the Transferor, the Transferee will make the payment to the bank account instructed by the Transferor. The Transferor agrees that, such payment following the Transferor’s payment instruction shall be considered as the payment to the Transferor.

4.	Completion of the Transfer

The Parties agree that the satisfaction day of the payment precondition set forth in Article 3.2 is the Completion Day of the Transfer.

5.	Undertakings and Warranties
5.1	Both the Transferor and the Related Party of Transferor jointly and severally undertake and warrant that:
5.1.1
The Transferor legally owns 30% of the equity of the Target Company. Should any third Party claim any ownership or other interest in the aforesaid equity, the Transferor shall assume full responsibility and shall be liable to compensate the Transferee for any loss incurred hereof.

5.1.2
The Transferred Equity shall not subject to any restriction under any laws and agreements beyond the ones stipulated expressly in this Agreement. Should any third Party produce effective evidence that the transfer by the Transferor is subject to any restriction under any laws and agreements, the Transferor shall assume full responsibility and shall be liable to compensate the Transferee for any loss incurred hereof.

5.1.3
Upon the performance of this Agreement, the Transferred Equity purchased by the Transferee and its subsidiary rights and interests or those to be generated from the equity are free of any rights and interests of any third Party.

5.1.4	The above-mentioned undertakings and warranties are made as of the Completion Day of the Transfer and shall survive after the Completion Day of the Transfer.
5.2	The Transferee undertakes and warrants that:
5.2.1	The Transferee is a legal entity established and legally existing under the laws of P.R.C..

5.2.2	The Transferee will negotiate with the Transferor on matters concerning equity transfer not mentioned herein in accordance with PRC laws and regulations and relevant policies.
5.2.3
The Transferee shall be responsible for the above mentioned undertakings and warranties. If the Transferor have fulfilled its obligations under the Agreement, the Transferee shall also bear relevant obligations and pay Consideration to the Transferor as stipulated in this Agreement.

6.	Liability for breach of the Agreement
6.1
The Parties mutually agree that, unless otherwise provided under this Agreement, if a Party is in material breach of this Agreement ("breaching Party"), then the other Party (“observant Party”) has the right to terminate this Agreement according to the Contract Law of People's Republic of China and applicable judicatory interpretations and claims damages arising from the breach.

6.2
The Parties confirm simultaneously that, unless otherwise provided in this Agreement, if a Party is in breach of their undertakings, warranties and facts stated in the Section 5 under the Agreement，the observant Party has the right to terminate this Agreement and claim damages arising from the breach.

6.3
Unless this Agreement is otherwise provided, if the Transferor have performed all the provisions of this Agreement strictly; however the Transferee unilaterally terminates by violating this Agreement, the Transferee shall compensate the Transferor for their direct damages rising hereby.

7.	Termination of this Agreement
The Parties mutually agree that unless otherwise provided in this Agreement, this Agreement shall be terminated only under following situations:
7.1	This Agreement shall be terminated upon the consent of the Parties;
7.2	Transferee is entitle to terminate this Agreement at its own discretion under any of the following situations:
7.2.1	Transferee is unable to complete the transaction due to relevant policies and rules of the State;
7.2.2	Necessary governmental approvals are unable to obtain for this transaction (if necessary);
7.2.3	Transferee discovers that there are material defects of the Transferred Equity or Transferor are unable to transfer the Targets of this transaction;
7.3	Transferor is entitle to terminate this Agreement at its own discretion under any of the following situations:
7.3.1
On conditions that there is no freeze, distrain, pledge, mortgage, or other right limitations against the Transferred Equity, Transferor is unable to complete the transaction due to relevant policies and rules of the State;

7.3.2	Necessary governmental approvals are unable to obtain for this transaction (if necessary).

8.	Assignment of this Agreement

Both the Transferor and the Related Party of Transferor jointly and severally agrees that, Transferee is entitled to transfer its entire or partial rights and/or obligations to any third party designated by Transferee who is affiliated with Transferee without the consent of the Transferor and the Related Party of the Transferor for such transfer,but the Transferee will notify. Both the Transferor and the Related Party of Transferor jointly and severally further agrees that, such third Transferee aforesaid may be person, legal entity or other economic organizations. Transferee has the right to designate one natural person, legal entity or other economic organization or two or more natural persons, legal entities or other economic organizations as such third Transferee its own discretion.

9.	Tax Issues
9.1
Unless otherwise provided under this Agreement, Transferee and Transferor shall bear relevant payable taxes and expenses in connection with the performance of this Agreement and this transaction respectively. If required by law, Transferee will withhold and remit tax when making payment (if any).

10.
The Related Party of the Transferor undertakes that all the liabilities which shall be performed by the Transferor set forth in this Agreement shall be applicable to the Related Party of the Transferor as well. Further more, the Related Party of the Transferor will take joint guarantee liability for the liabilities which shall be performed by the Transferor set forth in this Agreement.

11.	Force Majeure

Any delay in the performance of any of the duties or obligations of either party shall not be considered a breach of this Agreement, and the time required for performance shall be extended for a period equal to the period of such delay, if such delay has been caused by or is the result of acts of God; acts of public enemy; insurrections; riots; injunctions; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; earthquakes; floods; shortages of energy; governmental prohibition or restriction; or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the party so affected.  The party so affected shall immediately notify the other party of such inability and of the period for which such inability is expected to continue.  The party giving such notice of a force majeure event, shall be excused from the performance, or the punctual performance, of such obligations, as the case may be, from the date of such notice, up to a maximum of nine (9) calendar months, after which time the party who is not able to perform, may terminate this Agreement.  To the extent possible, each party shall use reasonable efforts to minimize the duration of any force majeure.

12.	Confidentiality
Either Party of this Agreement shall not disclose any information related to this Agreement to any person, entity or company during the term of the Agreement or five years after the expiration of the Agreement, no matter the person, entity or company has a competitive relationship with the other Party or not, except following circumstances:
(1) Such disclosure is made in accordance with the governing laws or requested by the competent government, justice authority;
(2) The information has been publicized and such publicizing is not a result of any breach or violation of a contract, agreement or other binding documents;
(3) The Party of such disclosure has already obtained such Information without any confidentiality limitation from other parties when it receives the Information from the other Party;
(4) Disclose to the employees, directors, management, consult, CPA, agent and representative of any party, or its affiliates and the employees, directors, management, consultant, accounts, agent and representative of such affiliates.

In case any Party is in breach of the provision of the confidentiality and causes the other Party suffering from economic damages and losses, the breaching Party shall assume relevant liabilities of such breach to the other Party. But the information disclosed pursuant to the applicable law or compulsory requirements of the court or any other authorities will not be applied.

13.	Notices
13.1
Any and all notices shall be delivered in writing, including by facsimile, letter, courier service delivered letter, and notices shall be deemed to have been delivered at the 7th days after the written notice delivered. The notifying date of unwritten notice (telephone or email, etc) shall be the date of written confirmation of the receiver.

13.2
Either Party may change its particulars for receipt of notices by notice given to the other Party within 3 days after such change. If the Party fails to notice the other party its changes on its particulars for receipt of notices, it shall take all legal liability for all results rising hereof.

If to the Transferor, notices shall be delivered as follows:

Addressee：                                    Position：

Address：                                        Post Code：

Facsimile：                                       Email：

If to the Transferee, notices shall be delivered as follows:

Addressee：                                        Position：

Address:                                               Post Code：

Facsimile：                                          Email：

If to the Related Party of the Transferor, notices shall be delivered as follows:

Addressee：                                        Position：

Address:                                               Post Code：

Facsimile：                                          Email：

13.3	All notices and relevant expenses under this Agreement shall be processed by either Party respectively in accordance with laws and regulations at their own cost.

14.	Governing Law

The formation, validity, interpretation and/or performance of this Agreement shall be governed by PRC LAWS.

15.	Settlement of Dispute

Any disputes arising from or in connection with this Agreement shall be settled through friendly negotiation among the Parties. If the dispute cannot be resolved by negotiation, then any Party may submit the dispute to China International Economic and Trade Arbitration Committee located in Beijing for arbitration according to and regulations in effect at the time of applying for arbitration. The arbitration award shall be final and binding on all parties.

16.	Severability

Any provision of the Agreement shall be deemed as severable. If any provision of the Agreement is invalid, it shall not affect the validity of the rest of the provisions of this Agreement.

17.	Non-waiver

Either Party's failure to insist the other Party on the performance of any provision of the Agreement at any time shall not be deemed to waive such provision or waive the right to request the other Party on execution of such provision in future.

18.	Transcript

The formal text of the Agreement shall be written in CHINESE. Any provision of such Agreement shall be interpreted under the usual meaning of the words in the Chinese version.

19.	Title and Subtitles

All tile and subtitles of the Agreement are in the convenience of the reference only and shall not limit or affect any provision provided in the Agreement.

20.	Entire agreement
20.1
Entire Agreement of this transaction include this Agreement, General Framework Agreement for Corporation, Exclusive Option Agreement, as well as all ancillary agreements to each related to the subject of this Agreement and supersedes any and all previous written or oral agreements and/or memorandums concluded by any consultation relating to the subject of this agreement. Unless this agreement is otherwise provided expressly, any other condition, definition, guarantee or statement related to the subject of this agreement shall not be binding on the Parties.

20.2
Any correction、amendment、replacing or modification of this Agreement shall be made in writing and shall be ascertained that it is relevant to the Agreement and shall be signed by the representatives or designated person(s) of the Parties of the Agreement.

20.3
Both the Transferor and the Transferee mutually agree that in the convenience of processing the procedure of the alteration registration related to the equity transfer hereof with the local industry and commercial bureau, both parties may enter into a simpler equity transfer agreement. The content of such simple equity transfer agreement shall not be controversial with this Agreement hereof. In case of any controversy, this Agreement shall prevail.

21.	This Agreement is formed upon the execution of the Parties and shall become into effective subject to all following conditions are satisfied:
21.1
The Transferee send a writing notice of exercise option of acquiring the remaining equity of the Target Company to the Transferor within 30 days after the second installment for the transaction of 70% equity transfer of the Target Company;

21.2	This Agreement is approved by government.

22.	This Agreement is executed in [6] counterparts. Each Transferor holds [2], the Transferee holds [2] and the Related Party of the Transferor holds [2].

 (This page is blank below)

Signature Page

Transferor:
Beijing Fengyin Xianghe Scientific Technology Co., Ltd.

Authorized Representative:

Transferee:
China New Energy Investment Co.,Ltd

Authorized Representative:

Related Party of Transferor:
Tang Zhixiang (Singature)：

Date: